Exhibit 32.2

SECTION 906 CERTIFICATION

WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER AND

 PRINCIPAL EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned Chief Financial Officer and Principal Executive Officer of American Fiber Green Products, Inc. (the “Company”), hereby certify that the Quarterly Report on Form 10-Q of the Company for the three months ended March 31, 2009, (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 19, 2009

/s/ MICHAEL A. FREID
Michael A. Freid
Chief Financial Officer and Principal Accounting Officer

/s/ DANIEL L. HEFNER
Daniel L. Hefner
President and Director (Principal Executive Officer)